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                                                                    EXHIBIT 99.3

                            PRICE ENTERPRISES, INC.
                               OFFER TO EXCHANGE
                                   SHARES OF
             8 3/4% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK
                                       OF
                            PRICE ENTERPRISES, INC.
                                      FOR
                            ANY AND ALL OUTSTANDING
       9% CONVERTIBLE REDEEMABLE SUBORDINATED SECURED DEBENTURES DUE 2004
                                      AND
                  10% SENIOR REDEEMABLE SECURED NOTES DUE 2004
                                       OF
                            EXCEL LEGACY CORPORATION
                                      AND
                          SOLICITATION OF CONSENTS FOR
                      AMENDMENT OF THE RELATED INDENTURES

                                                                          , 2001

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

    Enclosed for your consideration is a Consent Solicitation Statement/Prospectus (the "Consent Solicitation Statement/Prospectus") and a form of Consent and Letter of Transmittal (the "Consent and Letter of Transmittal" and, together with the Consent Solicitation Statement/Prospectus, the "Exchange Offer") relating to the offer by Price Enterprises, Inc., a Maryland corporation ("Enterprises"), to exchange shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock of Enterprises (the "Enterprises Series A Preferred Stock") for any and all of the outstanding 9% Convertible Redeemable Subordinated Secured Debentures due 2004 (the "Legacy Debentures") and 10% Senior Redeemable Secured Notes due 2004 (the "Legacy Notes") of Excel Legacy Corporation, a Delaware corporation. In conjunction with the Consent Solicitation Statement/Prospectus, Enterprises is soliciting (the "Consent Solicitation") consents (the "Consents") for certain proposed amendments (the "Proposed Amendments") to the respective indentures, dated as of November 5, 1999, between Legacy and Wells Fargo Bank Minnesota, N.A., which govern the Legacy Debentures and Legacy Notes. Holders of the Legacy Debentures and Legacy Notes who tender their securities in the Exchange Offer will be deemed to have consented to the Proposed Amendments.

    The Exchange Offer consideration consists of 66.67 shares of Enterprises Series A Preferred Stock for each $1,000 in principal amount of Legacy Debentures and Legacy Notes tendered pursuant to the Consent Solicitation Statement/Prospectus.

    THE EXCHANGE OFFER AND SOLICITATION OF CONSENTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON             , 2001, UNLESS EXTENDED (SUCH DATE, AS THE
SAME MAY BE EXTENDED, THE "EXPIRATION DATE") OR EARLIER TERMINATED. HOLDERS WHO DESIRE TO RECEIVE THE EXCHANGE OFFER CONSIDERATION MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR LEGACY DEBENTURES AND LEGACY NOTES PURSUANT TO THE EXCHANGE OFFER AND CONSENT TO THE PROPOSED AMENDMENTS ON OR PRIOR TO THE EXPIRATION DATE. HOLDERS WHO TENDER THEIR LEGACY DEBENTURES AND LEGACY NOTES IN THE EXCHANGE OFFER ARE REQUIRED TO CONSENT TO THE PROPOSED AMENDMENTS. AS A RESULT, HOLDERS WHO TENDER THEIR LEGACY DEBENTURES AND LEGACY NOTES WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE SECURITIES TENDERED. HOLDERS WHO DESIRE ONLY TO CONSENT TO THE PROPOSED AMENDMENTS WILL NOT RECEIVE THE EXCHANGE OFFER CONSIDERATION, AND NEED ONLY VALIDLY CONSENT TO THE PROPOSED AMENDMENTS ON OR PRIOR TO THE EXPIRATION DATE.
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    For your information and for forwarding to your clients for whom you hold
Legacy Debentures and Legacy Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1.  Consent Solicitation Statement/Prospectus dated             , 2001.

2. A Consent and Letter of Transmittal for each of the Legacy Debentures and Legacy Notes for your use and for the information of your clients, together with "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" providing information relating to backup U.S. federal income tax withholding.

3. A Notice of Guaranteed Delivery for the Legacy Debentures and Legacy Notes, to be used to accept the Exchange Offer if the Legacy Debentures and Legacy Notes and all other required documents cannot be delivered to Mellon Investor Services LLC in its capacity as the exchange agent (the "Exchange Agent") by the Expiration Date.

4. A printed form of letter which may be sent to your clients for whose accounts you hold Legacy Debentures and Legacy Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer and Consent Solicitation. This form will enable your clients to tender all Legacy Debentures and Legacy Notes that they own.

    DTC participants will be able to effect tenders and deliver Consents through the DTC Automated Tender Offer Program.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS.

    Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation should be addressed to Mellon Investor Services LLC in its capacity as the information agent (the "Information Agent") at (800) 335-7842 or at the address set forth on the back cover of the Consent Solicitation
Statement/Prospectus. Additional copies of the enclosed materials may be obtained from the Information Agent.

                                          Very truly yours,
                                          PRICE ENTERPRISES, INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF ENTERPRISES, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER AND CONSENT SOLICITATION OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.